UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2004

TRICO MARINE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

250 North American Court, Houma, Louisiana (Address of principal executive offices)	70363 (Zip Code)

(504) 851-3833
(Registrant's telephone number, including area code)

Item 5.           Other Events.

On February 12, 2004, Trico Marine Services, Inc. issued the press release attached hereto as Exhibit 99.1.

Item 7.          Financial Statements and Exhibits.

(c)       Exhibits.

10.1    Credit Agreement dated February 12, 2004, among Trico Marine Assets, Inc. and Trico Marine Operators, Inc. as borrowers, the lenders from time to time parties thereto, and Bear Stearns Corporate Lending, Inc. as administrative agent.

99.1    Press release issued by Trico Marine Services, Inc. on February 12, 2004 announcing completion of a new senior secured credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

By:	/s/ Trevor Turbidy
Trevor Turbidy Chief Financial Officer

Dated:     February 12, 2004